UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

UNITED REFINING ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33868	42-1732420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

823 Eleventh Avenue New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 956-5803

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 10, 2009, United Refining Energy Corp. (the “Company”) received notice from the NYSE Alternext U.S. LLC (the “Exchange”) staff indicating that the Company is below certain of the Exchange’s continued listing standards in that the Company held no annual meeting for stockholders in 2008 as set forth in Section 704 of the Exchange’s Company Guide. The Company was afforded the opportunity to submit a plan of compliance to the Exchange by March 10, 2009 that demonstrates the Company’s ability to regain compliance with Section 704 of the Company Guide by August 11, 2009. If the Company does not submit a plan or if the plan is not accepted by the Exchange, the Company may be subject to delisting procedures as set forth in Section 1010 and Part 12 of the Exchange’s Company Guide.

The Company is currently reviewing its alternatives in response to the Exchange’s notice.

The Company issued a press release on February 17, 2009 announcing receipt of the Exchange’s letter in accordance with Section 1009 of the Exchange’s Company Guide. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1.	Press release, dated February 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 17, 2009	UNITED REFINING ENERGY CORP.

	By:	/s/ James E. Murphy
	Name:	James E. Murphy
	Title:	Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press release, dated February 17, 2009